Exhibit 3.18

BYLAWS

OF

RAGING WATERS GROUP INC.

ARTICLE I

Applicability

Section 1.               Applicability of Bylaws.

These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.

ARTICLE II

Offices

Section 1.               Principal Executive Office.

The location of the principal executive office of the Corporation may be established at any place or places within or without the State of California.

Section 2.               Other Offices.

The Board of Directors may establish other offices at any place or places within or without the State of California.

Section 3.               Change in Location or Number of Offices.

The Board of Directors may change any office from one location to another or eliminate any office or offices.

ARTICLE III

Meetings of Shareholders

Section 1.               Place of Meetings.

Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.

Section 2.               Annual Meetings.

An annual meeting of the shareholders shall be held within 180 days following the end of the fiscal year of the Corporation at a date and time designated by the Board of

Directors. Directors shall be elected at each annual meeting and any other proper business may be transacted thereat.

Section 3.               Special Meetings.

(a) special meetings of the shareholders may be called by a majority of the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.

(b) Any request for the calling of a special meeting of ,the shareholders shall (1) be in writing, (2) specify the date arid time thereof which date, except in the case of a request by the Board of Directors, shall be not less than 35 or more than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any Vice President or Secretary of the corporation. The officer receiving a proper request to call a special meeting of the shareholders shall, within 20 days after receipt of such request, cause notice to be given pursuant to the provisions of Section 4 of this article to the shareholders entitled to: vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting.

(c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

Section 4.               Notice of Annual, Special or Adjourned Meetings.

(a) Whenever any meeting of the shareholders Is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this section not less than 10 (or, if sent by third—class mail, 30) nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intend to present for action by the shareholders including, whenever directors are to be elected at a meeting, the names of nominees intended at the time of giving of the notice to be presented by the board for election.

(b) Any proper matter may be presented at an annual meeting for action, except as is provided in subdivision (f) of Section 601 of the Corporations Code of the State of California.

(c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

(d) Notice of any meeting of the shareholders or any report shall be given either personally or by first-class mail, or, if there are more than 500 persons holding shares on the record date for the shareholders’ meeting, notice may be sent third—class mail, postage prepaid, or other means of written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice: or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of these Bylaws or the General Corporation Law of the State of California, executed by the Secretary, assistant secretary or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice or report.

(e) If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

Section 5.               Record Date.

(a) The Board of Directors may fix a time in the future as a record date for the determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to receive payment of any dividend or others distribution or allotment of any rights or (3) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.

(b) In the event no record date is fixed:

(1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c) Only shareholders of record on the close of business on the record date are entitled to notice and to vote or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

(d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

Section 6.               Quorum.

(a) A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat.

(b) Except as provided in Section 6(c), the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

(c) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.               Adjournment.

Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8.               Validation of Defectively Called, Noticed or Held Meetings.

(a) The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b) Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened arid (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the General Corporation Law of the State of California to be included in the notice but not so included, if such objection is expressly made at the meeting.

(c) Any written waiver of notice shall comply with subdivision (f) of Section 601 of the Corporations Code of the State of California.

Section 9.               Voting for Election of Directors.

(a) Every shareholder complying with subdivision (b) of this section and entitled to vote at any election of directors may cumulate his votes arid give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

(b) No shareholder shall be entitled to cumulate his votes (i.e. cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless the candidate’s or candidates’ names for which he desires to cumulate his votes have been placed in nomination prior to the voting and shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

(c) Election for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

(d) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors; votes against the director and votes withheld shall have no legal effect.

Section 10              Proxies.

(a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a: written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.

(b) Any duly executed proxy shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (3) as to any meeting by attendance at the meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

(c) A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and (f) of Section 705 of the Corporations Code of the State of California.

Section 11.             Inspectors of E1ection.

(a) In advance of any meeting of the shareholders, the Board of Directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of elections (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b) The duties of inspectors of election and the manner of performance thereof shall be as prescribed in Section 707 of the Corporations Code of the State of California.

Section 12.             Action by Written Consent.

(a) Subject to subdivisions (b) and (ó) of this section, any action which may be taken at any annual or special meeting of the shareholders maybe taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

(b) Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by unanimous written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote.

(c) Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as provided in subdivision (b) of Section 603 of the Corporations Code of the State of California.

(d) Any shareholder giving a written consent, or his proxyholders, or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

ARTICLE IV

Directors

Section 1.               Number and Qualification of Directors.

(a) The authorized number of directors shall be no less than one (1) nor more than six (6). (See 7/1/99 UWC of the sole Shareholder).

(b) The authorized number of directors may only be changed by an amendment of this section approved by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five shall not be adopted if the votes cast against its adoption at a meeting (or the shares not consenting in the case of action by written consent) exceed 16-2/3% of such outstanding shares entitled to vote.

Section 2.               Election of Directors.

Directors shall be elected at each annual meeting of the shareholders.

Section 3.               Term of Office.

Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which be is elected and until a successor has been elected.

Section 4.               Vacancies.

(a) A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise.

(b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by shareholders.

(c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Section 5.               Removal.

(a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if whenever the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of his most recent election were then being elected.

(c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

Section 6.               Resignation.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 7.               Fees and Compensation.

Directors may be reimbursed for their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum determined by resolution of the Board for attendance at each such meeting. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

ARTICLE V

Committees of the Board of Directors

Section 1.               Designation of Committees.

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternative members of a committee requires the vote of a majority of the authorized number of directors. Any member or alternate member of a committee shall serve at the pleasure of the Board.

Section 2.               Powers of Committees.

Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

(a) The approval of any action for which the General Corporation Law of the State of California also requires approval by the shareholders;

(b) The filling of vacancies on the Board or in any committee thereof;

(c) The fixing of compensation of the directors for serving on the Board or on any committee thereof;

(d) The amendment or repeal of these Bylaws or the adoption of new bylaws;

(e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range dete1~inined by the Board of Directors; or

(g) The designation of other committees of the Board or the appointment of members or alternate members thereof.

ARTICLE VI

Meetings of the Board of Directors

and Committees Thereof

Section 1.               Place of Meetings.

Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation.

Section 2.               Organization Meetings.

Immediately following each annual meeting of the shareholders the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of any such meeting is not required.

Section 3.               Other Regular Meetings.

Other regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.

Section 4.               Special Meetings.

Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any vice president or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.

Section 5.               Notice of Special Meetings.

(a) Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph, charges prepaid. Such notice shall be given four days prior to the holding of the special meeting it sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication.

(b) Notice of any special meeting of the Board of Directors need not specify the purpose thereof and need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. All such waivers, consent and approvals shall be filed with the corporate records or made a part of the minutes.

Section 6.               Quorum; Action at Meetings; Telephone Meetings.

(a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

(c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. A member who participates in a meeting pursuant to this subdivision (c) shall be deemed “present” at such meeting for purposes of these Bylaws.

Section 7.               Adjournment.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 8.               Action Without a Meeting.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 9.               Meetings of and Action by Committees.

The provisions of this article apply to committees of the Board of Directors and incorporators and action by such committees and incorporators with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.

ARTICLE VII

Officers

Section 1.               Officers.

The Corporation shall have as officers, a President, one or more Chief Executive Officers, a Secretary and a Treasurer. The Treasurer is the Chief Financial Officer of the Corporation unless the Board of Directors has by resolution designated a Vice President or other officer to be the Chief Financial Officer. The Corporation may also have at the discretion of the Board, one or more chairmen of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this article. One person may hold two or more offices.

Section 2.               Election of Officers.

The officers of the Corporation, except such officers as may be appointed In accordance with the provisions of Section 3 or Section 5 of this article, shall be chosen by the Board of Directors.

Section 3.               Subordinate Officers, Etc.

The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers, including, without limitation, one or more Chief Executive Officers, which shall have, such duties as delegated to them by the Board, as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

Section 4.               Removal and Resignation.

(a) Any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal be conferred by resolution of the Board..

(b) Any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any Vice President or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

Section 5.               Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6.               Chairman of the Board.

If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board and, if there is no President, and no Chief Executive Officer has been designated as chief executive officer, the Chairman of the Board shall be the chief executive officer of the Corporation and have the power and duties set forth in Section 7 of this article. If there is more than one Chairman of the Board, the Board• shall designate which Chairman shall serve as the chief executive officer of the Corporation and which chairman shall preside at the meetings of the Board.

Section 7.               President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, or chief Executive Officer, if there be such an officer, the President shall be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of a Chairman of the Board or Chief Executive Officer granted such duty, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed front time to time by resolution of the Board.

Section 8.               Vice President.

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

Section 9.               Secretary.

(a) The Secretary shall keep or cause to be kept (1) the minute book, (2) the share register and (3) the seal, if any, of the Corporation.

(b) The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.

Section 10.             Treasurer.

(a) The Treasurer shall keep, or cause to be kept, the books and records of account of the Corporation.

(b) The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

ARTICLE VIII

Records and Reports

Section 1.               Minute Book Maintenance and Inspection.

The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof: the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and, written consents for action without a meeting.

Section 2.               Share Register Maintenance and Inspection.

The corporation shall keep or cause to be kept at Its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

Section 3.               Books and Records of Account Maintenance and Inspection.

The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.

Section 4.               Bylaws Maintenance and Inspection.

The Corporation shall keep at its principal executive office, or, in the absence of such office in the State of California, at its principal business office in that state, the original or a copy of the Bylaws as amended to date.

Section 5.               Annual Report to Shareholders.

The annual report to the shareholders described in Section 1501 of the Corporations Code of the State of California is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they see fit.

ARTICLE IX

Miscellaneous

Section 1.               Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name or payable to the Corporation, shall be signed or endorsed by such person or persons and In such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2.               Contracts, Etc. How Executed.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 3.               Certificates of Stock.

All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a vice president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 4.               Lost Certificates.

Except as provided in this section, no new certificate for shares shall be issued at any time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 5.               Representation of Shares of Other Corporations.

Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any vice president or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

Section 6.               Construction and Definitions.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained In the Corporations Code of the State of California shall govern the construction of these Bylaws.

Section 7.               Indemnification of Directors, Officers and Employees.

(a) The Corporation shall, to the maximum extent permitted by the General Corporation Law of the State of California, and as the same may from time to time be amended, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which such person was or Is a party or is threatened to be made a party arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 7, an “agent” of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding whether civil, criminal, administrative or Investigative, and includes an action or proceeding by or in the right of the Corporation to procure a judgment in its favor; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under this subdivision (a).

(b) The right of indemnification provided in this section shall inure to each person referred to herein, and shall extend to his legal representatives in the event of his death. The right of indemnification provided herein shall not be exclusive of any other rights to which any such person, or any other individual, may be entitled as a matter of law, or pursuant to any agreement, vote of directors or shareholders or otherwise.

(c) The Corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section.

ARTICLE X

Amendments

Section 1.               Amendments.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote. Subject to the next preceding sentence, bylaws (other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number, or changing from a fixed to a variable board or vice versa) may be adopted, amended or repealed by the Board of Directors.